SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               eB2B COMMERCE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                               eB2B COMMERCE, INC.

     -----------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER ___, 2001

     -----------------------------------------------------------------------


TO THE STOCKHOLDERS OF
     eB2B COMMERCE, INC.:

          NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of eB2B Commerce, Inc. will be held at ________________ on September ___, 2001 at _____ a.m., local time, to consider and act upon the following:

     1. To elect seven directors to our board of directors as follows: (i) six directors to be elected by our stockholders voting as a group; and
          (ii) one director to be elected by the holders of our Series B preferred stock voting as one class;

     2. To approve the terms and provisions of our private placement financing of securities completed in May 2001;


     3. To consider and act upon a proposal to grant to our board of directors authority to amend our certificate of incorporation to authorize a one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), one-for-twelve (1:12) or one-for-fifteen (1:15) reverse stock split of our common stock.


     4. To ratify the selection of Deloitte & Touche, LLP as our independent auditors for the 2001 fiscal year; and


     5. To consider and act upon such other matters as may properly come before our board of directors.

         The foregoing matters are more fully described in the proxy statement accompanying this notice to which your attention is directed.

          Only our stockholders of record at the close of business on August __, 2001 will be entitled to receive notice of, and to vote at, the annual meeting or at any adjournment thereof. You are hereby requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors


                                          ----------------------------------
                                          PETER J. FIORILLO, SECRETARY
Dated: August __, 2001

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
                               eB2B COMMERCE, INC.
                                757 Third Avenue
                            New York, New York 10017

                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                               September ___, 2001


         This annual meeting of stockholders of eB2B Commerce, Inc., a New Jersey corporation, will be held at on September , 2001 at _____ a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF OUR BOARD OF DIRECTORS FOR USE AT THIS ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THIS ANNUAL MEETING. The approximate date on which this proxy statement and accompanying proxy will first be sent or given to stockholders is August ___, 2001.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing an enclosed proxy may revoke it prior to its exercise either by letter directed to us or in person at this annual meeting.

         The cost of solicitation will be paid by us. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, e- mail, facsimile or in person. We will also reimburse such brokers and other persons for expenses related to the forwarding of this mailing.

         Throughout this proxy statement, the terms "we," "us," "our" and "our company" refer to eB2B Commerce, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis. We also refer to eB2B Commerce, Inc., a former Delaware corporation that merged with and into us on April 18, 2000, as "former eB2B" and DynamicWeb Enterprises, Inc., a New Jersey corporation (our company prior to our April 2000 merger with former eB2B), as "DynamicWeb".


                   VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         Only stockholders of record at the close of business on August ___, 2001 (the "Record Date") will be entitled to vote at the annual meeting or any adjournment thereof. We currently have outstanding three classes of voting capital stock, namely, shares of common stock, par value $.0001 per share, Series A preferred stock, par value $.0001 per share, and Series B preferred stock, par value $.0001 per share. At the close of business on the Record Date, there were outstanding ________ shares of our common stock, seven shares of our Series A preferred stock and ________ shares of our Series B preferred stock. Each holder of common stock is entitled to one vote for each share held by such holder. Each holder of Series A preferred stock is entitled to one vote for each share of common stock into which such Series A shares held by such holder is then convertible (i.e. currently, 1,588 votes per share). Each holder of Series B preferred stock is entitled to one vote for each share of common stock into which such Series B shares held by such holder is then convertible (i.e. currently, 7.32 votes per share). In addition the holders of the Series B preferred stock, voting as a class, shall be entitled to elect one of our directors. Cumulative voting is not permitted.

         Under New Jersey law and our by-laws, the presence of a quorum is required to conduct business at the annual meeting. The holders of a majority of the shares that are outstanding and entitled to vote at the annual meeting must be present, in person or by proxy, in order to constitute a quorum for all matters to come before the meeting. Votes withheld from director nominees, abstentions and broker non-votes will be counted in determining whether a quorum has been reached. The affirmative vote of (i) a plurality of the votes cast, in person or by proxy, at the annual meeting is required to elect the director nominees to the Board (Proposal No. 1) and (ii) a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve our private placement financing of securities completed on May 2, 2001 (Proposal No. 2), for the adoption of the amendment of our certificate of incorporation (Proposal No.
3) and to ratify the selection of Deloitte & Touche, LLP as our independent auditors (Proposal No. 4). Abstentions and broker non-votes are not counted as votes cast and, therefore, have no effect on the vote on all proposals set forth in this proxy statement. In accordance with the New York Stock Exchange rules, brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the annual meeting, on items deemed routine.



                       BENEFICIAL OWNERSHIP OF SECURITIES


         The following table shows the common stock owned by our directors and "named executive officers," by persons known by us to beneficially own, individually, or as a group, more than 5% of our outstanding common stock as of July 23, 2001 and all of our current directors and executive officers as a group. Included as shares beneficially owned are shares of convertible preferred stock, which preferred shares have the equivalent voting rights of the underlying common shares. Such preferred shares are included to the extent of the number of underlying shares of common stock.

                                           BENEFICIAL         PERCENT OF             PERCENT OF
NAME AND ADDRESS                          OWNERSHIP OF          COMMON              COMMON STOCK
OF BENEFICIAL OWNER (1)                 CAPITAL STOCK (2)     STOCK (3)      ON A FULLY DILUTED BASIS (4)
-----------------------                 -----------------     ----------     ----------------------------
Alan J. Andreini (5)                     2,243,519  (6)          9.88%                2.66%
Victor L. Cisario (7)                      316,000  (8)          1.52%                 .28%
John J. Hughes (9)                         400,234  (10)         1.92%                 .35%
Steven Rabin                               512,778  (11)         2.44%                 .53%
Peter J. Fiorillo                        4,999,007  (12)        22.26%                5.31%
Michael S. Falk (13)                    14,517,012  (14)        42.20%               12.86%


                                        2



Timothy Flynn (15)                       2,233,250  (16)         9.84%                2.20%
Richard S. Cohan                              -                   -                   1.77%
Stephen J. Warner (17)                   5,219,548  (18)        20.34%                4.85%
Harold S. Blue (19)                         98,852  (20)          .48%                 .31%
Bruce J. Haber                                -                   -                    .22%
Mark Reichenbaum (21)                    1,064,515  (22)         4.95%                1.16%
Commonwealth Associates, L.P.(23)        6,447,770  (24)        24.32%                5.71%
ComVest Capital Partners LLC(25)         3,462,300  (26)        14.47%                3.08%
ComVest Venture Partners L.P.              900,000  (27)         4.21%                 .80%
All directors and executive officers    17,834,893  (28)        50.89%               19.64%
as a group (9 persons)
------------

(1) The address of each person who is a 5% holder, except as otherwise noted, is c/o eB2B Commerce, Inc., 757 Third Avenue, New York, New York 10017.
(2) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Includes ownership of only those options and warrants that are exercisable within 60 days of the date of this proxy statement.
(3) The ownership percentages in this column for each person listed in this table are calculated assuming the exercise of all options and warrants held by such person exercisable within 60 days of the date of this proxy statement and conversion of all convertible notes held by such person convertible within such time period and giving effect to the shares of common stock underlying the Series A preferred stock, the Series B preferred stock and the 7% convertible notes (or the Series C preferred stock, as the case may be) held by such person.
(4) The ownership percentages in this column are calculated for each person listed in this table on a fully diluted basis, assuming the exercise of all options and warrants, regardless of whether or not exercisable within 60 days, held by such person and all of our other securityholders and conversion of all preferred stock and convertible notes regardless of whether or not convertible within 60 days held by such person and all of our other securityholders.
(5) Mr. Andreini is no longer an officer or employee of our company as of July 2001.
(6) Represents 1,743,519 shares underlying options and 500,000 shares underlying warrants.
(7) Mr. Cisario is no longer an officer or employee of our company as of May 2001.
(8) Includes 266,000 shares underlying options and 50,000 shares underlying warrants.
(9) Mr. Hughes is no longer an officer or employee of our company as of July 2001.
(10) Includes 266,000 shares underlying options and 98,767 shares underlying warrants.
(11) Includes 462,778 shares underlying options and 50,000 shares of restricted stock.
(12) Includes 1,995,000 shares underlying options and 42,560 shares of common stock owned by family members.
(13) The address of Mr. Falk is c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022.
(14) In addition to the aggregate of 10,810,070 shares beneficially owned by Commonwealth Associates L.P., ComVest Capital Partners LLC and ComVest Venture Partners L.P., which may be deemed to be beneficially owned by Mr. Falk, Mr. Falk's holdings include 180,836 shares of common stock, and the right to acquire (i) 3,356,391 shares underlying warrants,

                                       3

     (ii) 164,715 shares underlying convertible preferred stock, and (iii) 5,000 shares underlying options. In his capacity as chairman and controlling equity owner of Commonwealth Associates Management Corp., Mr. Falk shares voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P. and may be deemed to be the beneficial owner of such securities. In his capacity as a manager and principal member of ComVest Capital Partners LLC, Mr. Falk shares indirect voting and dispositive power with respect to the securities beneficially owned by ComVest Capital Partners LLC and may be deemed to be the beneficial owner of such securities, although Mr. Falk disclaims beneficial interest in such shares other than that portion which corresponds to his membership interest in ComVest Capital Partners LLC. Mr. Falk is a managing member of the general partner of ComVest Venture Partners L.P.
(15) The address of Mr. Flynn is c/o Flynn Gallagher Associates, 3291 North Buffalo Drive, Las Vegas, Nevada 89129.
(16) Includes (i) 759,516 shares underlying convertible preferred stock,
     (ii) 500,000 shares underlying convertible notes, (iii) 138,000 shares underlying options and (iv) 831,975 shares underlying warrants.
(17) The address of Mr. Warner is One N. Clematis Street, West Palm Beach, Florida 33401.
(18) Includes 2,600,000 shares underlying convertible notes and 2,600,000 shares underlying warrants owned by Alpine Venture Capital Partners L.P.
     Mr. Warner is the chief executive officer of Crossbow Ventures Inc., the management company for Alpine Venture Capital Partners L.P.
(19) The address of Mr. Blue is c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022.
(20) Includes 25,168 shares underlying convertible preferred stock and 66,130 shares underlying warrants.
(21) The address of Mr. Reichenbaum is c/o HAJA Capital Corp., 323 Railroad Avenue, Greenwich, Connecticut 06830.
(22) Includes (i) 113,258 shares underlying convertible preferred stock,
     (ii) 400,000 shares underlying convertible notes and (iii) 514,255 shares underlying warrants.
(23) The address of Commonwealth Associates, L.P. is 830 Third Avenue, New York, New York 10022.
(24) Commonwealth Associates L.P.'s holding includes 36,237 shares underlying convertible preferred stock and 6,016,422 shares underlying warrants. Commonwealth Associates L.P.'s holding as described in this table does not include the holding of ComVest Capital Partners LLC or ComVest Venture Partners L.P. Commonwealth, ComVest Capital and ComVest Venture are affiliated through overlapping ownership interests.
(25) The address for ComVest Capital Partners LLC is 830 Third Avenue, New York, New York 10022.
(26) Includes 219,620 shares underlying convertible preferred stock and 3,242,680 shares underlying warrants.
(27) Includes 900,000 shares underlying warrants.
(28) Includes (i) 1,062,657 shares underlying convertible preferred stock,
     (ii) 3,500,000 shares underlying convertible notes and (iii) an aggregate of 10,019,529 shares underlying options and warrants.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until their successors shall be duly elected and qualified. Six directors are to be elected by the holders of our common stock and Series A and Series B preferred stock voting as a group. One director is to be elected by the holders of our Series B preferred voting as one class. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees named below. All of the nominees are presently directors of our company. The term of each of our current directors expires at the annual meeting. Should any of the nominees not remain a candidate for election at the date of the annual meeting (which contingency is not now contemplated or foreseen by our board), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by our board of directors.

         Assuming a quorum is present, a plurality of the votes cast at the annual meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast and, therefore, have no effect. Commonwealth Associates, L.P., a placement agent for certain of our private placement financings and a significant securityholder of our company, currently has the right to designate two members of our board of directors, and has designated Michael S. Falk and Harold S. Blue. The holders of our Series B preferred stock, voting as a class, have the right to elect one member of our board of directors. The holders of our Series B preferred stock have nominated Timothy J. Flynn for election. When the holders of the Series B preferred stock no longer have the right to elect a director, Commonwealth shall receive the right to elect such member. Commonwealth's right to elect this third member of the board and one of its two other designees shall expire when the Series C preferred stock has converted into shares of common stock or there is otherwise less than 20% of the originally issued shares of Series C preferred stock outstanding.

DIRECTOR NOMINEES

         The nominees, their ages, and their current positions with us are as follows:

NAME                    AGE      TITLE
Peter J. Fiorillo       42       Chairman, Chief Financial Officer and Secretary
Michael S. Falk         39       Director
Harold S. Blue          40       Director
Stephen J. Warner       61       Director
Bruce J. Haber          49       Director
Mark Reichenbaum        50       Director
Timothy P. Flynn        50       Director

         PETER J. FIORILLO founded former eB2B in November 1998. He served as president, chief executive officer and chairman of the board of directors of former eB2B from November 1998 until April 2000, and, upon completion of the April 2000 merger, assumed those positions with our company until November 2000. In November 2000, he relinquished his positions as chief executive officer and president of our company and remained as a chairman of the board. From April 2001 until May 2001 he again served as president and, since May 2001, has served as chief financial officer. He has also served as director of former eB2B from its inception until the April 2000 merger of former eB2B into DynamicWeb, and has since been a director of our company. From January 1991 until October 1998, Mr. Fiorillo held various positions with FIND/SVP, Inc., a publicly held consulting and business advisory company, including executive vice president from November 1994 to October 1998.

         MICHAEL S. FALK has been a director of our company since April 2000, and prior to the April 2000 merger was a director of former eB2B since
January 2000. Mr. Falk is the co-founder and, since 1988, chairman and chief executive officer of Commonwealth Associates, L.P., a New York-based merchant bank and investment bank. Mr. Falk is also a member of the board of directors of the following public companies: IntraWare, Inc., a provider of Internet-enabled software delivery and information technology management solutions; U.S. Wireless Data, Inc., a provider of technology for wireless point of sale and ATM transactions; and ProxyMed, Inc., a provider of healthcare transaction processing services.

         HAROLD S. BLUE has been a director of our company since May 2001. Mr. Blue has been an executive vice president of Commonwealth Associate, L.P. since January 2001. He served as chairman and chief executive officer of ProxyMed, Inc. from 1993 to December 2000. Mr. Blue previously served as president and chief executive officer of Health Services, Inc., a physician practice management company, from 1990 to 1993. In 1984 he founded Best Generics, a major generic drug distribution company that was acquired by Ivax Corp. and served on Ivax's board of directors. He also currently serves as a director of the following public companies: Futurelink Corporation, an applications service provider; Healthwatch, Inc., a healthcare information technology company; ProxyMed, Inc.; and MonsterDaata, Inc., an information infrastructure utility company.

         STEPHEN J. WARNER has been a director of our company since May 2001. Mr. Warner has been chief executive officer of Crossbow Ventures, Inc., a venture capital firm, since January 1999. He was chairman of Bioform Inc., a consulting firm, from 1994 to 1999. From 1991 to 1994, he was a director of Commonwealth Associates, L.P. Mr. Warner served as president of Merrill Lynch Venture Capital from 1981 to 1990.

         BRUCE J. HABER has been a director of our company since July 2001.
Mr. Haber served as president and chief executive officer of MedConduit.com, Inc., a healthcare e-commerce company, from March 2000 to June 2001. From 1997 until 1999, Mr. Haber was executive vice president and director of Henry Schein, Inc., a healthcare distribution company, and president of such company's medical group. From 1981 until 1997, Mr. Haber served as president, chief executive officer and director of Micro Bio-Medics, Inc., a medical supply distributor which merged into Henry Schein, Inc. in 1997.

         MARK REICHENBAUM has been a director of our company since July 2001. Mr. Reichenbaum has served as president of HAJA Capital Corporation, an investment firm, since 1997. Prior to such time, Mr. Reichenbaum served as president of Medo Industries, Inc., a manufacturer and distributor of consumer products, from 1972 until 1997. From 1996 to 1997, he was Vice President of Quaker State Corporation. Mr. Reichenbaum has also served as co- chairman of Clean Rite Centers, a retail chain of laundry serving super stores, since 1999.

NOMINEE TO BE VOTED ON BY THE HOLDERS OF SERIES B PREFERRED STOCK:

         TIMOTHY P. FLYNN has been a director of our company since April 2000, and prior to the April 2000 merger was a director of former eB2B since
January 2000. Mr. Flynn is a principal of Flynn Gallagher Associates, LLC. Mr. Flynn is also a director of FutureLink Corporation and MCG Communications, Inc., a publicly held telecommunications company. Mr. Flynn has served on the board of directors of PurchasePro.com, Inc., a publicly held business-to-business e-commerce company. From 1993 until 1997, Mr. Flynn served as a director of ValuJet Airlines. Prior to that, he served as a senior executive and director of WestAir Holdings, Inc., a company which operated WestAir, a California-based commuter airline affiliated with United Airlines.

         Our board of directors recommends a vote FOR the election as directors of each of the nominees listed above.

DIRECTOR COMPENSATION

         Directors receive no cash compensation for their services as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of our board of directors. Non-employee directors are compensated for their services by means of stock option grants.

BOARD AND COMMITTEE MEETINGS

         During the last fiscal year, our board met or acted by written consent four times.

         The compensation committee of our board of directors consists of Stephen J. Warner (Chairman), Bruce J. Haber and Mark Reichenbaum. The purpose of the compensation committee is to review and approve of our executive compensation and administer our stock option plan. Our compensation committee met or acted by written consent one time during the last fiscal year. We do not have a standing nominating committee.

         The audit committee of our board of directors currently consists of Timothy P. Flynn (Chairman), Bruce J. Haber and Stephen J. Warner. During 2000, our audit committee included Timothy P. Flynn, Jack Slevin (a former director) and Joseph Bentley (a former director) and the matters discussed in the Audit Committee Report below were under the supervision of the prior members. Our audit committee selects, evaluates and where appropriate can replace our independent certified public accountants. The audit committee is primarily responsible for overseeing our management's conduct of our financial reporting process, including the review of our financial reports and other financial information, our systems of internal accounting and financial controls, the annual independent audit of financial statements and our legal compliance and ethics programs as established by our management and our board of directors, as well as any reports or recommendations issued by the independent certified public accountants. The audit committee met two times during the 2000 fiscal year.

         During 2000, all of our current directors attended not less than 75% of such meetings of the board and committees thereof on which they serve.

AUDIT COMMITTEE REPORT

         The audit committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference therein.

         The audit committee consists of three members, all of whom are "independent" under the Nasdaq listing standards as currently in effect. None of the audit committee members is a current officer or employee of our company or any of its affiliates.

         Our board of directors has adopted a written charter for the audit committee which is included with this proxy statement as Appendix A. The charter has been approved and adopted by the board and is reviewed and reassessed annually by the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

         As set forth in the audit committee charter, management is responsible for the preparation and integrity of our financial statements. The audit committee reviewed our audited financial statements for the year ended December 31, 2000 and met with both management and the independent accountants to discuss such financial statements. Management and the independent certified public accountants have represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles.

         The audit committee received the written disclosures and the letter from our independent certified public accountants regarding their independence from us as required by Independence Standards Board Standard No. 1 and has discussed with the independent certified public accountants such accountants' independence with respect to all services that it rendered to us. The audit committee also discussed with the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61.

         Based upon these reviews and discussions, the audit committee has recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-KSB for the year ended December 31, 2000.

                         MEMBERS OF THE AUDIT COMMITTEE
                                Timothy P. Flynn
                                 Bruce J. Haber
                                Stephen J. Warner


OUR EXECUTIVE OFFICERS

         Our current executive officers, and their ages, positions and offices with us are as follows:

NAME                   AGE       POSITIONS AND OFFICES
Peter J. Fiorillo      42        Chairman, Chief Financial Officer and Secretary
Richard S. Cohan       48        Chief Executive Officer and President
Steven Rabin           46        Chief Technology Officer

         Information regarding Mr. Fiorillo is included herein in the section entitled "Proposal 1 -- Election of Directors."

         RICHARD S. COHAN joined our company in May 2001 as president and chief operating officer and in July 2001 became chief executive officer (replacing his position as chief operating officer). Mr. Cohan served as senior vice president of CareInsite, a health information technology company (which merged with WebMD in September 2000), from June 1998 to January 2001. He was also president of The Health Information Network Company, an e-health consortium of major New York health insurers and associations of which CareInsite was the managing partner from 1998 to 2001. Prior to joining CareInsite, Mr. Cohan spent 15 years at National Data Corporation, with various titles including executive vice president.

         STEVEN RABIN has served as our chief technology officer since November 2000. Prior to joining our company, Mr. Rabin was the chief technology officer for InterWorld Corporation, a public company and provider of e-commerce software solutions, from May 1997 to September 2000. From February 1995 to May 1997, Mr. Rabin worked as chief technologist at Logility, Inc., a division of American Software Inc., a publicly held company, where he designed and developed a variety of supply chain management and business-to-business e-commerce solutions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our 2000 fiscal year.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation earned or paid to our chief executive officer and to each of our most highly compensated "named executive officers" other than the chief executive officer, whose compensation exceeded $100,000 during 2000. For the period prior to April 18, 2000, the date of the merger of former eB2B with and into DynamicWeb, the following table includes compensation earned at former eB2B, but excludes the compensation earned or paid to DynamicWeb's executives in such capacity prior to the April 2000 merger.

                                                                         Long-Term Compensation
                               Annual Compensation                       ----------------------
Name and Principal             -------------------                  Restricted      Number of Securities
     Position              Year        Salary        Bonus         Stock Award       Underlying Options
-------------------        ----     ------------   ---------       ------------     --------------------
Peter J. Fiorillo,
President (1)              2000     $219,000       $ 50,000             -                     -
                           1999     $195,000 (2)   $110,000                              1,995,000

Alan J. Andreini,
Chief Executive
   Officer (1)(3)          2000     $112,500           -                -                1,500,000

Victor L. Cisario,
Chief Financial
   Officer (4)             2000     $150,000       $ 50,000             -                  266,000

John J. Hughes,
Executive Vice
   President and
   General Counsel (5)     2000     $102,000       $ 60,000 (6)         -                  266,000

Steven Rabin,
Chief Technology
   Officer (7)             2000     $61,500  (8)   $ 72,500 (9)       50,000               550,000

-------------

(1) Mr. Fiorillo was the chief executive officer of former eB2B prior to the April 2000 merger and of our company from April 2000 until November 2000, at which point Mr. Andreini became our chief executive officer.

(2) From January 1, 1999 to September 30, 1999, former eB2B elected, in accordance with the right it was granted under each employment agreement, to accrue the base salary for each of the executive officers of former eB2B. In January 2000, the accrued salary for each officer (which represented approximately 75% of the total salary for each officer) was converted at the election of the officers, into common stock of former eB2B at $5.50 per share.

(3)  Mr. Andreini was employed by our company from July 2000 until July 2001.

                                       10




(4) As of May 2001, Mr. Cisario is no longer an employee or executive officer of our company. In connection with the cessation of employment, Mr. Cisario received a lump sum severance payment of $130,000.

(5) Mr. Hughes was employed by our company from June 2000 until July 2001. In connection with his cessation of employment, Mr. Hughes will receive severance payments, over a six-month period, aggregating $106,250.

(6)  Includes a $35,000 signing bonus.

(7)  Mr. Rabin commenced employment with our company in November 2000.

(8) Includes $32,500 paid as consulting fees to a company whose majority shareholder is Mr. Rabin.

(9)  Includes a $50,000 signing bonus.

                              OPTION GRANTS IN 2000

         The following table provides information concerning individual grants of stock options made during 2000 to each of our named executive officers. For the period prior to our April 2000 merger, the following table includes options granted by former eB2B:

                                                       Percent of Total Options                         Exercise Or
                             Number of Securities      Granted to Employees in        Base  Price       Expiration
Name                          Underlying Options                  2000             (in $ per share          Date
----                         --------------------      ------------------------    ---------------     -------------
Peter J. Fiorillo                     -                            -                        -                -

Alan J. Andreini                 1,500,000                       26.7%                    $3.25         July 2010

Victor L. Cisario                  266,000                        4.7%                    $2.07         January 2010

John J. Hughes                     266,000                        4.7%                    $2.07         June 2010

Steven Rabin                       550,000                        9.8%                    $2.10         November 2010

             AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END VALUES

         The following table provides information concerning the exercise of stock options during 2000, and the value of unexercised options owned, by each of our named executive officers:

                            Shares
                           Acquired         Number of
                              on              Value             Securities Underlying            Value of Unexercised
Name                       Exercise          Realized          Unexercised Options (1)         In-the-Money Options (2)
----                       --------         ----------       ---------------------------     ---------------------------
                                                             Exercisable   Unexercisable     Exercisable   Unexercisable
                                                             -----------   -------------     -----------   -------------
Peter J. Fiorillo             -                 -             1,995,000         -             $373,750           -

Alan J. Andreini              -                 -             1,500,000         -                 -              -

Victor L. Cisario             -                 -               177,000       89,000              -              -

John J. Hughes                -                 -               266,000         -                 -              -

Steven Rabin                  -                 -               315,000      235,000              -              -
-------------

(1)  Includes ownership of options as of December 31, 2000.

(2) Based on closing price of our company's common stock as reported on Nasdaq on December 29, 2000.

EMPLOYMENT AGREEMENTS

         Our company and Peter J. Fiorillo, our chairman of the board of directors and chief financial officer, are parties to an employment agreement, dated December 1, 1998, as amended April 2001. The initial term of the agreement expires in December 2002, but the agreement automatically renews for successive one-year terms unless terminated by either party prior to renewal. The agreement provides for an annual base salary of $225,000 with a minimum annual bonus of $25,000. Under the terms of the agreement, if we terminate Mr. Fiorillo's employment for reasons other than "cause" (as defined in the agreement), or in the event of a "change of control" (as defined in the agreement) involving our company, we are required to pay Mr. Fiorillo an amount equal to 75% of his annual base salary and bonus. The payments are to be made over a nine month period following the date of the event that resulted in the termination of employment or the "change of control."

         Our company and Steven Rabin, our chief technology officer, are parties to an employment agreement, dated as of October 31, 2000, as amended April 2001. The initial term expires on December 31, 2002, but the agreement automatically renews for successive one-year terms unless terminated by either party prior to renewal. The agreement permits Mr. Rabin to determine the allocation of his business time between our offices and his home in Martha's Vineyard, Massachusetts. The agreement provides for an annual base salary of $175,000 and an annual minimum bonus of $45,000. In the event the agreement is terminated for reasons other than "cause" (as defined in the agreement), we are required to pay Mr. Rabin an amount equal to his annual base salary, with such sum payable over a period of one year.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1999, former eB2B signed a letter of intent with Commonwealth Associates, L.P., an investment banking firm, to raise capital in a private placement offering of former eB2B's securities. On October 4, 1999, former eB2B issued, in consideration of $375,000, promissory notes and five-year warrants to purchase up to 498,659 shares of former eB2B common stock (equivalent to 1,326,433 shares of our common stock) to ComVest Capital Partners LLC, an affiliate of Commonwealth, and Michael S. Falk constituting "pre-bridge financing". The promissory notes and warrants were replaced with promissory notes and warrants in the subsequent bridge financing described in the next paragraph. Mr. Falk, a director of our company, is a principal and the chief executive officer of Commonwealth, and is a principal of ComVest.

         In October 1999, in anticipation of a private placement offering and for an investment of $1,000,000, including the replacement of securities issued in the pre-bridge financing, former eB2B issued to ComVest Capital Partners, LLC, an affiliate of Commonwealth, and to designees of such entity, convertible promissory notes in an aggregate principal amount of $1,000,000, which were automatically converted into units offered in the subsequent December 1999 private placement based on the face value of such notes, and seven-year warrants to purchase up to 717,409 shares of former eB2B common stock (equivalent to 1,908,308 shares of our common stock), exercisable at $4.00 per share ($1.50 reflective of the 2.66 to 1 exchange ratio in the April 2000 merger). Commonwealth was the placement agent in such "bridge financing" offering. In May 2001, these warrants were adjusted pursuant to anti-dilution provisions to become warrants to purchase an aggregate of 5,724,904 shares of our common stock with an exercise price of $.50 per share.

         In December 1999, former eB2B issued to Commonwealth, for providing services as the placement agent in a $33,000,000 private placement of Series B preferred stock and warrants, a cash consideration of $3,300,000 and warrants to purchase 1,482,600 shares of former eB2B common stock (equivalent to 3,943,716 shares of our common stock) at an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the merger) for a period of five years. In January and May 2001, these warrants were adjusted pursuant to anti-dilution provisions to become warrants to purchase an aggregate of 6,440,629 shares of our common stock with an exercise price of $1.266 per share.

         In October 1999, former eB2B entered into a finder's agreement with Commonwealth, which provided that upon completion of a merger, sale or other similar transaction, Commonwealth would earn a finder's fee equal to three percent of the total compensation received in the transaction. Upon the completion of the April 2000 merger of former eB2B with and into our company, we issued Commonwealth 3% of the total number of securities received by former eB2B's stockholders in the merger, consisting of 720,282 shares of our common stock and seven-year warrants to purchase 502,383 shares of our common stock at an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the merger).

         In November 1999, in connection with Commonwealth providing advisory services to former eB2B during the merger, former eB2B granted to Commonwealth five-year warrants to purchase 470,000 shares of former eB2B common stock (equivalent to 1,250,200 shares of our common stock) at an exercise price of $5.50 per share (equivalent to $2.07 per share of our common stock). The warrants vested upon the closing of the April 2000 merger.

         In May 2001, we issued to Commonwealth (and its designees), for providing services as the placement agent in a private placement of convertible notes and warrants, five year "agents options" to purchase Series C preferred stock, convertible into an aggregate of 1,875,200 shares of our common stock at an exercise price of $.50, and warrants to purchase 1,875,200 shares of our common stock at an exercise price of $.93 per share. We also paid Commonwealth a cash fee of $637,500 plus reimbursement of its expenses in connection with such services.

         In connection with the closing of the May 2001 financing, we canceled a $2,050,000 line of credit issued to us in April 2001 by ComVest Venture Partners L.P., an affiliate of Commonwealth, pursuant to which we did not borrow any funds. We incurred a cash fee amounting to $61,500 in consideration of the availability of the line of credit. In addition, ComVest Venture Partners L.P. was issued warrants to purchase 900,000 shares of our common stock at an exercise price of $.50 per share for a period of five years.

         As a result of the foregoing transactions, Commonwealth currently beneficially owns 24.32% of our voting securities (5.71% on a fully diluted basis).

         There are no family relationships between any of our directors or executive officers.


                       PROPOSAL 2-- APPROVAL OF FINANCING

         On May 2, 2001, we completed a private placement of convertible notes and warrants (the "Financing"). The gross proceeds of this transaction were $7,500,000 and the net proceeds were $6,450,000. The net proceeds are intended to be utilized for working capital and general corporate purposes, including to help facilitate our continued growth.

         Pursuant to the Financing, we issued $7,500,000 of principal amount of 7% convertible notes, convertible into an aggregate of 15,000,000 shares of common stock ($.50 per share), and warrants to purchase an aggregate of 15,000,000 shares of common stock at $.93 per share.

         The convertible notes have a term of 18 months, which period may be accelerated in certain events. Interest is payable quarterly in cash, in identical convertible notes or in shares of common stock, at our option. In addition, the convertible notes will automatically convert into Series C preferred stock if we receive the required consent of the holders of the Series B preferred stock to the issuance of this new series. The Series C preferred stock would be convertible into common stock on the same basis as the convertible notes. Prior to stockholder approval of the Financing, which this Proposal is designed to secure, conversion of the notes and the Series C preferred stock into shares of our common stock is limited to an aggregate of not more than 19.9% of the number of shares of common stock before the Financing.

         The warrants will be exercisable for a period of two years from the earlier of (i) the date we receive stockholder approval of the Financing, or
(ii) the date such stockholder approval is no longer required. The warrants are redeemable in certain circumstances.

         Both the convertible notes and the warrants contain anti-dilution protection in certain events, including our issuances of shares of common stock at less than market price or the applicable conversion or exercise price.

         In connection with the closing of the Financing, we canceled a line of credit issued in April 2001, pursuant to which we had not borrowed any funds. In consideration of the availability of such line, we issued to the issuer of the line of credit warrants to purchase 900,000 shares of our common stock at $.50 per share (the "Credit Line Warrant") for a period of five years and incurred a cash fee of $61,500.

         Commonwealth Associates, L.P. and Gruntal & Co., LLC, which acted as placement agents for the Financing, were issued, as part of their compensation
(i) five year unit purchase options to purchase Series C preferred stock, convertible into an aggregate of 2,250,000 shares of common stock ($.50 per share), and (ii) warrants to purchase an aggregate of 2,250,000 shares of common stock at $.93 per share for a period of five years.

         Commonwealth, a significant securityholder of our company, also has the right to designate two members to our board of directors and will be given the right to designate a third director at such time that the holders of the Series B preferred stock no longer have the right to elect a director. Commonwealth has designated Michael S. Falk, its chairman and chief executive officer, and Harold S. Blue, its executive vice president, to fill these positions. Commonwealth's right to designate a third director and one of its two other designees shall expire when the Series C preferred stock has converted into shares of common stock or there is otherwise less than 20% of the originally issued shares of Series C preferred stock outstanding.

         The Financing and the Credit Line Warrant triggered anti-dilution provisions affecting the conversion price of our Series B preferred stock and the exercise price of and number of shares issuable under various outstanding warrants. As a result, approximately 7,000,000 additional shares of common stock will be issuable with respect to the Series B preferred stock and approximately 8,000,000 additional shares of common stock will be issuable with respect to the warrants.

         We are seeking stockholder approval of the Financing in order to comply with the rules of NASDAQ. Pending such approval, conversion of the convertible notes (or Series C preferred stock) is limited to an aggregate of not more than 19.9% of the number of shares of common stock outstanding before these securities were issued and the warrants will not be exercisable. If we shall fail to obtain the necessary stockholder approval we will be required, at the option of a majority in interest of the noteholders, to prepay all of the convertible notes in cash or in stock, at our option.

         The Financing has had the effect of significantly diluting the interests of our common stockholders. In addition, the holders of the convertible notes will have prior rights to assets than the holders of our common stock and preferred stock. In the event the issuance of the Series C preferred stock is authorized by the Series B holders, such Series C preferred stock will similarly have such preferential rights.

         A vote of a majority of the votes cast on the proposal, in person or by proxy, at the annual meeting is required for the approval of the Financing. Abstentions and broker non-votes are not counted as votes cast and, therefore, have no effect.

         Our board of directors recommends a vote FOR the proposal to approve the Financing.


                            DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK


         As  of  August  14,  2001,  our  authorized   capital  stock  consisted
of 200,000,000 shares of common stock, par value $.0001 per share, 50,000,000 shares of preferred stock of which 2,000 shares have been designated as Series A preferred stock, par value $.0001 per share, and 4,000,000 shares of which have been designated Series B preferred stock, par value $.0001 per share. As of such date, there were approximately 3,000 stockholders of record of our common stock, one stockholder of record of our Series A preferred stock and 479 stockholders of record of our Series B preferred stock. Our board of directors has approved the issuance of 1,750,000 shares of Series C preferred stock and a certificate of designation of the Series C preferred stock is expected to be filed in the near future, subject to the approval of the holders of our Series B preferred stock. To date, no shares of Series C preferred stock have been issued.

COMMON STOCK

         As of July 23, 2001, there were approximately 20.4 million shares of our common stock issued and outstanding. Our common stock is currently listed on The Nasdaq SmallCap Market under the trading symbol "EBTB". Holders of our common stock are entitled to one vote for each share owned on all matters submitted to a vote of stockholders. Holders of our common stock also are entitled to receive cash dividends, if any, declared by our board of directors out of funds legally available therefor, subject to the rights of any holders of preferred stock. Holders of our common stock do not have subscription, redemption, conversion or preemptive rights. Each share of our common stock is entitled to participate pro rata in any distribution upon liquidation, subject to the rights of holders of preferred stock.

SERIES A PREFERRED STOCK

         We have designated 2,000 shares of preferred stock as "Series A preferred stock." Our board of directors has the authority to increase or decrease the number of authorized shares of Series A preferred stock. As of August 14, 2001, there were seven shares of Series A preferred stock issued and outstanding. The material terms of the Series A preferred stock are as follows:


         DIVIDENDS. Holders of Series A preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders of preferred stock will receive an amount of dividends as if their shares had been converted to common stock.

         LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of our company, the holders of Series A preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series A preferred stock. The Series A preferred stock is of equal rank with the Series B preferred stock described below.

         OPTIONAL CONVERSION. A holder of shares of Series A preferred stock may convert any or all of such shares, at the holder's option at any time, with respect to each share of Series A preferred stock, into 1,588 shares of our common stock (equivalent to $.62962 per common share).

         ANTI-DILUTION PROTECTION. If we issue or sell any shares of our common stock for consideration less than the conversion price then in effect, the conversion price shall be adjusted by dividing (i) the sum of (a) the number of shares of common stock outstanding prior to such sale (including all shares issuable upon conversion of the Series A preferred stock) multiplied by the then existing conversion price and (b) the consideration received in such sale by
(ii) the number of shares of common stock outstanding after such sale (including all shares issuable upon conversion of the Series A preferred stock). Similarly, if we issue other convertible securities (other than options granted to our employees, officers, directors, consultants and/or vendors) with a conversion price less than the then existing conversion price applicable to the Series A preferred stock, such conversion price will be appropriately adjusted.

         MANDATORY CONVERSION. If we complete an underwritten public offering involving the sale of common stock at a price per share of not less than $2.82 and providing proceeds of not less than $7,500,000, then the Series A preferred stock shall be automatically converted into common stock at the conversion price then in effect.

         VOTING RIGHTS. On all matters submitted to a vote by our stockholders, the holders of Series A preferred stock are entitled to one vote for each share of common stock into which such share of Series A preferred stock is then convertible.

SERIES B PREFERRED STOCK

         We have designated 4,000,000 shares of preferred stock, as "Series B preferred stock,". As of July 23, 2001, there were approximately 2,589,500 shares of Series B preferred stock issued and outstanding. The material terms of the Series B preferred stock are as follows:

         DIVIDENDS. Holders of Series B preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.

         LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of our company, the holders of Series B preferred stock shall be entitled to payment of $10 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series B preferred stock. The Series B preferred stock is of equal rank with the Series A preferred stock, described above.

         RANKING. We will not create or authorize any series of stock ranking senior to, or of equal rank with, the Series B preferred stock, without the affirmative vote or the written consent of at least one-third of the outstanding shares of Series B preferred stock.

         OPTIONAL CONVERSION. A holder of shares of Series B preferred stock may convert any or all of such shares, at the holder's option at any time, into approximately 7.32 shares of our common stock (subject to adjustment as described below).

         MANDATORY CONVERSION. The Series B preferred stock will automatically convert into common stock upon a public offering of our securities raising gross proceeds in excess of $20 million or the completion of a private placement in an amount of at least $20 million, provided, in either case, that at the closing of the public offering or private placement, our market valuation is at least $122.5 million (determined by multiplying the number of shares of common stock and common stock equivalents by the per share offering price in the public offering or private placement) and provided further that the per share offering price is at least $5.17 (subject to adjustment).

         ANTI-DILUTION PROTECTION. The Series B preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or $1.366 per share.

         VOTING RIGHTS. On all matters submitted to a vote by our stockholders, the holders of Series B preferred stock are entitled to one vote for each share of common stock into which such share of Series B preferred stock is then convertible.

         RIGHT TO ELECT DIRECTOR. The holders of the Series B preferred stock, voting as a class, are entitled to elect one out of seven.

WARRANTS ISSUED IN THE FINANCING

         As part of the Financing, we issued warrants to purchase an aggregate of 15,000,000 shares of our common stock at $.93 per share. The warrants will be exercisable for a period of two years from the earlier of (i) the date we receive stockholder approval of the Financing or (ii) the date such stockholder approval is no longer required. In the event that the market price of our common stock is at least 300% of the then exercise price for a period of 20 consecutive trading days, we may elect to redeem the warrants for $.05 per warrant on giving requisite notice.

         In addition to the terms set forth above, the number of shares of our common stock obtainable upon exercise of the warrants is subject to adjustments under certain circumstances, including stock splits, recapitalizations and other similar structural events or in the event we issue securities at a price per share less than the current market price of our common stock or the exercise price of the warrant. Each warrant also allows the holder to exercise its warrant without making any cash payment. Such holder will receive a reduced number of shares based on the fair market price of our common stock on the date of exercise and the exercise price then in effect. Each warrant holder may exercise all or any part of the warrants, at the holder's option. Each warrant provides the holder with the automatic and "piggyback" registration rights.

TERMS OF PROPOSED SERIES C PREFERRED STOCK

         As of the date of this proxy statement, no shares of preferred stock have yet been designated as "Series C preferred stock". We require the vote of at least one-third of the voting interest of the holders of our Series B preferred stock to designate any of our authorized shares of preferred stock as Series C, and we plan to seek the approval of these Series B securityholders in the near future. The material terms of the proposed Series C preferred stock are as follows:

         DIVIDENDS. Holders of Series C preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.

         LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of our company, the holders of Series C preferred stock shall be entitled to payment of $13.33 per share in addition to an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series C preferred stock. The Series C preferred stock is senior in rank to the Series B preferred stock described above.

         RANKING. We will not create or authorize any series of stock ranking senior to, or of equal rank with, the Series C preferred stock, without the affirmative vote or the written consent of at least one-half of the outstanding shares of Series C preferred stock, provided that at least 20% of the shares of Series C preferred stock remain outstanding.

         CONVERSION LIMITATION. Because our May 2001 offering pursuant to which we issued the 7% convertible notes which may convert into shares of Series C preferred stock could result in the issuance of at least 20% of our outstanding common stock of such time, Nasdaq rules require that we seek stockholder approval of such offering. Until we receive such approval, conversion of the Series C preferred stock to common stock is limited to an aggregate of not more than 19.9% of our common stock outstanding immediately before the units were issued.

         OPTIONAL CONVERSION. Subject to the conversion limitation, a holder of shares of Series C preferred stock may convert any or all of such shares at the holder's option at any time, with respect to each share of Series C Preferred Stock, into 20 shares of our common stock ($.50 per share), subject to adjustment as described below.

         MANDATORY CONVERSION UPON QUALIFIED PUBLIC OFFERING. Subject to the conversion limitation, the Series C preferred stock will automatically convert into common stock upon a public offering of our securities raising gross proceeds in excess of $25 million at a price per share in excess of $2.00; provided (i) our common stock is then trading on either the Nasdaq SmallCap, Nasdaq National Market or a national securities exchange; (ii) either (x) a registration statement covering the conversion shares has been declared effective by the Securities and Exchange Commission and remains effective or (y) a proper exemption is available for resale of the conversion shares; and (iii) the conversion shares are not subject to more than a six-month lock-up agreement required by us or our underwriter.

         MANDATORY CONVERSION BASED ON BID PRICE. We may force conversion of the Series C preferred stock, subject to the conversion limitation, if (i) the closing bid price per share of our common stock equals or exceeds 200% of the conversion price or our common stock at such time; (ii) our common stock is then trading on either the Nasdaq SmallCap, Nasdaq National Market or a national securities exchange; (iii) either (x) a registration statement covering the resale of the Conversion Shares has been declared effective by the SEC and remains effective or (y) a proper exemption available for resale of the conversion shares; and (iv) the conversion shares are not subject to any lock-up agreement required by us or our underwriter or agent.

         ANTI-DILUTION PROTECTION. The Series C preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then current conversion price per share.

         VOTING RIGHTS. On all matters submitted to a vote by our stockholders, the holders of Series C preferred stock are entitled to one vote for each share of common stock into which such share of Series C preferred stock is then convertible.

                                   PROPOSAL 3-
                    TO GRANT OUR BOARD OF DIRECTORS AUTHORITY
                    TO AMEND OUR CERTIFICATE OF INCORPORATION
                    TO AUTHORIZE EITHER A ONE-FOR-FIVE (1:5),
                    ONE-FOR-SEVEN (1:7), ONE-FOR TEN (1:10),
                 ONE-FOR-TWELVE (1:12) OR ONE-FOR-FIFTEEN (1:15)
                     REVERSE STOCK SPLIT OF OUR COMMON STOCK


         Our board of directors has approved and recommended to the stockholders a proposal which authorizes the board to amend Article FIFTH of our Certificate of Incorporation in order to effect a reverse stock split of our common stock. The intent of our board of directors insofar as recommending the reverse stock split is to increase the long-term marketability and liquidity of our common stock. A form of this amendment is included as Appendix B to this proxy statement.


         Our board of directors believes that the relatively low per share market price of the common stock does not adequately reflect our current value, impairs the marketability of common stock to institutional investors and members of the investing public and creates a negative impression with respect to our company when compared with our competitors. Further, a minimum per share price of $1.00 is one of several continued maintenance requirements for the common stock to remain authorized for trading on The Nasdaq Stock Market, which our board of directors believes enhances the market for our common stock and improves the liquidity of our common stock. Thus, any increase in trading price resulting from a reverse stock split is intended to be attractive to our stockholders, the financial community, the investing public and to consumers of our products. Theoretically, the number of shares of our common stock outstanding should not materially affect the marketability of our common stock, the type of investor who acquires it or our reputation in the financial community. In practice, however, many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investing in these stocks. The foregoing factors may adversely affect not only the liquidity of our common stock, but also our ability to raise additional capital through a sale of equity securities or other similar transactions. However, no assurance can be given that even after the approval and occurrence of the proposed reverse stock split, our common stock will be traded for prices that will satisfy Nasdaq continued maintenance requirements or that our common stock will meet the other continued maintenance requirements for such listing or any other market or exchange listing.


         On May 22, 2001, we were advised by Nasdaq that we have not been in compliance with Nasdaq's continued listing maintenance requirements pursuant to NASD Marketplace Rule 4310(c)(4), which requires that our common stock maintain a $1.00 per share minimum bid price. We were further informed that in order to comply with Rule 4310(c)(4), our common stock needed to have a minimum bid price of at least $1.00 per share for at least ten consecutive trading days on or prior to August 20, 2001. As of August ___, 2001, the minimum bid price of our common stock did not achieve such minimum listing requirement. If such minimum listing requirement is not met by August 20, 2001, we expect to receive, on or about August 20, 2001, a letter from Nasdaq indicating its determination that our common stock will be delisted from the

Nasdaq Stock Market; however, in accordance with the rules of Nasdaq, we expect that we will request a hearing with a Nasdaq hearing panel. Pending the outcome of such hearing, the delisting of our common stock will be stayed.


         We believe that the reverse stock split will result in our common stock having a bid price of at least $1.00 per share which will greatly increase the possibility that Nasdaq will allow us to maintain our listing. However, no assurance can be given that a reverse stock split will result in our common stock having a bid price of at least $1.00 per share, that Nasdaq will allow us to maintain our listing in spite of a $1.00 stock price, or that in the future the bid price for our common stock will not fall below $1.00 per share causing a new violation of Rule 4310(c)(4), or that we will maintain compliance with all other NASD Marketplace Rules with respect to Nasdaq continued listing maintenance requirements.


         If a reverse stock split is approved by our stockholders, the board of directors will select, in its discretion, a ratio, by which a certain number of shares of old common stock shall be reclassified into one share of new common stock. The board's determination of the reverse-split ratio must be either one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), one-for-twelve (1:12) or one-for-fifteen (1:15). The stockholders are requested to approve a reverse stock split in each of the following ratios: one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), one- for-twelve (1:12) and one-for-fifteen (1:15). The board can choose any one or none of these ratios in its discretion; and the remaining alternative reverse stock splits would be abandoned by the board pursuant to Section 14A:9-6 of the New Jersey Business Corporation Act without further action by our stockholders. A reverse stock split will be effected only upon a determination by the board of directors that a reverse stock split is in the best interests of our company and the stockholders. A reverse stock split would become effective on any date (the "Effective Date") selected by the board of directors after authorization by stockholders.


         The board of directors intends to determine the actual reverse stock split ratio in light of all relevant maintenance requirements for continued listing of our common stock on Nasdaq. In determining which ratio to select, the board may consider the advice of financial advisors and factors deemed relevant by the board, which may include, but not be limited to, its belief as to the future marketability and liquidity of our common stock, prevailing market conditions, the likely effect on the market price of our common stock and other relevant factors. The board reserves the right, notwithstanding stockholder approval of this Proposal No. 3 and without further action by the stockholders, to abandon the reverse stock split, if, at any time prior to filing the Certificate of Amendment with the New Jersey Secretary of State with respect to the reverse stock split, the board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of our company and our stockholders. Conversely, the board reserves the right to effectuate the reverse stock split under less than favorable conditions based on any factors deemed material by the board, in its sole discretion.


         The board believes that leaving the discretion to the board in these regards will permit flexibility so as to effectuate the reverse stock split in an appropriate and well-planned manner. For example, one of the most important factors that the board will consider will be the effect of the reverse stock split on the market price of our common stock. Specifically, the board must attempt to determine whether the reverse stock split will enable our common stock to trade at a price above $1.00 per share so as to meet the price per share requirements for continued Nasdaq listing, and whether Nasdaq would be likely to allow our common stock to be listed for trading on The Nasdaq Stock Market in such event. If the board of directors determines that even after giving effect to the reverse stock split, our common stock would not be likely to trade above $1.00 per share over an extended period of time, the board may determine not to effect such a reverse stock split because it would not have the long term effects which the board believes would be beneficial to stockholders. Notwithstanding the foregoing, a determination by the board that the reverse stock split will not create a per share trading price of $1.00 will not automatically prompt a decision by the board to refrain from effecting the reverse stock split. Other factors may also cause the board of directors to effect a reverse stock split whether or not it would be likely to cause our common stock to trade above $1.00 per share. These factors may include an effort to make our common stock more attractive to members of the financial community and certain types of investors who may have a tendency to avoid purchasing low-priced stocks.


EFFECTS OF THE REVERSE STOCK SPLIT


         Consummation of a reverse stock split will not alter the number of authorized shares of our common stock, which will remain at 200,000,000 shares. Consummation of the reverse stock split will not alter the par value of our common stock, which will remain at $.0001 per share.


     If the reverse stock split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, and these shares will again be available for issuance. Upon the occurrence of the reverse stock split, the conversion rate of certain outstanding options, warrants and convertible securities will be adjusted proportionately, so that, for example, if a one-for-ten (1:10) reverse stock split is effected, each outstanding option or warrant would thereafter cover one-tenth as many shares of common stock. Shares that are no longer necessary for issuance upon conversion or exercise will become unreserved and available for future issuance or reservation. Proportionate voting rights and other rights of stockholders will not be altered by any reverse stock split (other than as a result of payment in cash in lieu of fractional shares.)


         The following table sets forth the number of shares of our common stock (based on the 20,462,179 shares of common stock outstanding as of the Record
Date) and the number of shares of common stock underlying our Series B Preferred Stock (based on the 18,956,962 underlying shares of common stock as of the Record Date) that would be outstanding immediately after the reverse stock split. The table does not attempt to account for rounding up as a result of fractional shares.

                                                                                     Shares of Common
                                          Shares of Common                      Stock underlying Series B
                                          Stock Outstanding                           Preferred Stock
Ration of                          ------------------------------           --------------------------------
Reverse Stock Split                Before Split      After Split            Before Split      After Split
-------------------                ------------      -----------            ------------      -----------
None........................        20,462,179       20,462,179              18,956,962       18,956,962
One-for-five................        20,462,179        4,092,436              18,956,962        3,791,393
One-for-seven...............        20,462,179        2,923,169              18,956,962        2,708,138
One-for-ten.................        20,462,179        2,046,218              18,956,962        1,895,697
One-for-twelve..............        20,462,179        1,705,182              18,956,962        1,579,747
One-for-fifteen.............        20,462,179        1,364,146              18,956,962        1,263,798


         By way of example, if a stockholder owns 1,000 shares of our common stock, after a reverse stock split, he would own 200 shares in the case of a one-for-five split, 143 shares in the case of a one-for-seven split, 100 shares in the case of a one-for-ten split, 84 shares in the case of a one-for-twelve split and 67 shares in the case of a one-for-fifteen split. The holder of our Series A preferred stock, which is currently convertible into 11,116 shares of our common stock, would have the following number of underlying shares of common stock for each of the proposed reverse split ratios: 2,224 (1:5), 1,588 (1:7), 1,112 (1:10), 927 (1:12) and 742 (1:15).


         Consummation of a reverse stock split should have no material federal tax consequences to most stockholders; however, tax effects, which are especially dependent upon a stockholder's individual circumstances, may be material to a stockholder; and each stockholder must obtain his, her or its own tax advice. This general description is not tax advice.


         Our common stock is listed for trading on the Nasdaq Stock Market. On the last trading day preceding the Record Date, the closing sale price of our common stock was $___ per share, as reported by Nasdaq. No assurance can be made as to the future price of shares of our common stock.


         The board of directors may effect a reverse stock split regardless of whether such reverse stock split would be likely to result in meeting the Nasdaq continued listing maintenance requirements in the event the board determines that effectuating the reverse stock split is beneficial to our company for reasons other than listing our common stock on Nasdaq. There can be no assurance that a reverse stock split will occur.


POSSIBLE ADVANTAGES


         The board of directors believes that a decrease in the number of shares of our common stock outstanding without any corresponding alteration of the proportionate economic interest in our company represented by individual share holdings may increase the trading price of such shares of our common stock and such higher price would be more appropriate for our common stock. The board believes that if our common stock trades at $1.00 per share or more, it may meet one of the minimum continued maintenance requirements of Nasdaq, which the board believes would increase the liquidity of our common stock. However, no assurance can be given that the market price of our common stock will rise in proportion to the reduction in the number of shares outstanding resulting from any reverse stock split or that even if our common stock trades at $1.00 per share or more, that our common stock will continue to be authorized for trading on Nasdaq.


         Additionally, the board believes that a more appropriate price for shares of our common stock should promote greater interest by the brokerage community in marketing shares of our common stock to their customers. The current per share price of our common stock may limit the effective marketability of our common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.


         Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions which will be required to be paid by stockholders selling "odd lots" created by such reverse stock split.


         The increase in the difference between the authorized number of shares of our common stock and the number of shares outstanding or committed could have an advantage of permitting us to issue shares for acquisition, sale of equity, conversion of convertible debt, and other purposes that could improve our financial position.


         If the reverse stock split is approved by our stockholders, the board of directors will have authority without further stockholder approval to effect a reverse stock split of one share of new common stock for each outstanding five, seven, ten, twelve or fifteen shares of old common stock.


         Upon determination of the exact ratio of the reverse stock split and the filing of appropriate documents to effect such reverse stock split, the board will notify stockholders that the reverse stock split has been effected. In addition, the board shall have authority to determine the exact timing of the reverse stock split.


         Our reporting obligations under the Securities Exchange Act of 1934, should not be affected by the changes in capitalization contemplated pursuant to the reverse stock split. No significant reduction should be anticipated in the number of records holders of our common stock below its Record Date level of approximately 3,000, which is and will continue to be above the Exchange Act's going-private threshold of fewer than 300. We have no intention of terminating the registration of our common stock under the Exchange Act, and the reverse stock split is not the first step in a going private transaction, nor do we have any present intention of going private. In addition, the reverse stock split is not intended to result in a concentration of power in a small number of stockholders.

POSSIBLE DISADVANTAGES


         The board of directors is hopeful that the decrease in the number of shares of our outstanding common stock will stimulate interest in our common stock and possibly promote greater liquidity. However, the possibility exists that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. The reverse stock split will reduce the number of shares of our common stock which are issued and outstanding to between 1,364,146 (if a one-for-fifteen (1:15) reverse stock split is effected) and 4,092,436 (if a one-for-five (1:5) reverse stock split is effected). Fewer publicly held shares may result in lower trading volume, which may reduce the financial community's interest in our common stock. A lower trading volume for our common stock may also depress the market price of shares of our common stock.


         The board of directors is hopeful that the proposed reverse stock split will result in a price level for the shares that will mitigate any reluctance of brokerage firms to recommend our common stock to their clients and diminish the adverse impact of trading commissions on the potential market for the our shares. However, there can be no assurance that the proposed reverse stock split will achieve these desired results, nor can there be any assurance that the price per share of our common stock immediately after the proposed reverse stock split will increase proportionately with the reverse stock split or that any increase can be sustained for a prolonged period of time.


         Although the board of directors is optimistic that the reverse stock split will increase the market price of our common stock above the minimum $1.00 bid price required by the Nasdaq continued listing maintenance criteria, no assurance can be made that the reverse stock split will have this affect or, even if so affected, that we will continue to satisfy the remaining continued listing maintenance criteria requirements of Nasdaq. Additionally, there is no assurance that even if the market price of our common stock increases above the minimum $1.00 bid price, this will have a beneficial effect on any decision resulting from a hearing with a Nasdaq hearing panel.


         If the reverse stock split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, which shares will again be available for issuance. As a result of this increase in authorized and unissued shares of our common stock, additional shares will be available in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of securities in the public or private markets, enter into a strategic relationship with another company, grant options to our employees or acquire another company, business or assets, or in other events. Common stock would be authorized to be issued in the discretion of the board of directors without stockholder approval of each issuance. If Proposal No. 3 is approved by our stockholders, the board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless applicable law or regulation requires otherwise. In the event we issue additional shares of common stock, such issuance may depress the price of currently outstanding shares of common stock or impair the liquidity of such shares. In addition, the issuance may be on terms that are dilutive to stockholders. Issuance of additional shares may also have the effect of diluting the earnings per share and book value per share of shares of common stock currently outstanding.


         The reverse stock split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of our common stock to go down. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on our common stock. Higher numbers of odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. This may negatively impact the average trading volume and thereby diminish interest in our common stock by some investors and advisors.


         Except for our stock plans and outstanding warrants, options and convertible securities there are no existing agreement or agreements in principle which call for the issuance of any shares of common stock or preferred stock. Additionally, we have no existing agreements or agreements in principle which call for the issuance of any shares of common stock or preferred stock in connection with any new financing.


POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNISSUED SECURITIES


         The reverse stock split would result in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of common stock or preferred stock under particular circumstances may have the effect of discouraging an attempt to change control of our company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) common stock recommended by the board of directors could have the overall effect of rendering more difficult the accomplishment of an acquisition of our company, and to make more difficult the removal of our incumbent management. Common stock would be authorized to be issued in the discretion of the board without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of common stock could have an advantage of permitting us to issue shares for other purposes that could improve our financial position. However, the proportionately larger spread between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of our company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting any earnings per share and book value per share of shares outstanding of common stock.


         We may issue new securities without first offering them to stockholders. The holders of shares of our common stock have no preemptive rights. Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, we may issue our shares in a manner that dilutes our current stockholders.

EXCHANGE OF CERTIFICATES AND FRACTIONAL SHARES


         At the Effective Date of the reverse stock split, each share of old common stock issued and outstanding immediately prior thereto will be reclassified as and changed into the appropriate fraction of a share of our new common stock. Shortly after the Effective Date, we will send transmittal forms to the holders of the old common stock to be used in forwarding their certificates formerly representing shares of old common stock for surrender and exchange for certificates representing whole shares of new common stock.


         No fractional shares of common stock or scrip representing fractional shares of common stock will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole shares of common stock.


         American Stock Transfer & Trust Company will act as our "Exchange Agent" to act for holders of old common stock in implementing the exchange of their certificates. DO NOT SEND STOCK CERTIFICATES until you receive a notice requesting you to transmit them to the exchange agent.


         If this Proposal No. 3 is approved by our stockholders and we file an amendment to our Certificate of Incorporation with respect to the reverse stock split, stockholders will be notified and requested to surrender their certificates representing shares of old common stock to the Exchange Agent in exchange for certificates representing new common stock. Beginning on the Effective Date, each certificate representing shares of old common stock will be deemed for all corporate purposes to evidence ownership of a proportionate number of shares of new common stock in addition to any additional shares as a result of rounding up to account for fractional interests.


         The number of record holders of our common stock on the Record Date was approximately 3,000. Because we will not be issuing cash in lieu of fractional shares, but will be rounding up to the next highest whole share, any reverse stock split would have no effect on the number of record holders, the number of beneficial owners of our common stock, our SEC periodic reporting requirements or our compliance with Nasdaq Stock Market listing requirements other than the desired increase in the bid price of our common stock on the Nasdaq Stock Market. In addition, Nasdaq requires that there be at least 300 round lot holders of common stock (i.e. 100 or more shares owned) for continued listing. Based upon there currently being more than 500 holders of at least 1500 shares of common stock, even with a 1:15 reverse stock split, this test would be met. Holders of common stock will continue to be entitled to receive such dividends as may be declared by the board of directors. To date, no cash dividends on our common stock have been paid by us.


         No assurance can be given that the new common stock will continue to be authorized for trading on Nasdaq.

         A vote of the majority of the votes cast on the proposal, in person or by proxy, at the annual meeting is required for approval of Proposal No. 3. Voting will be conducted separately as to each of the five proposed reverse stock split ratios and you may vote as to each ratio as you believe appropriate. The board of directors believes that the proposed amendment is in the best interests of our Company and our stockholders and recommends a vote FOR each of the proposed alternative ratios.


         PROPOSAL 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The board of directors, upon the recommendation of our audit committee, has selected Deloitte & Touche, LLP as independent auditors to audit and report upon our consolidated financial statements for fiscal year 2001. Deloitte & Touche, LLP acted as our independent auditors for fiscal year 2000.

         We anticipate that representatives of Deloitte & Touche, LLP will be present at the annual meeting. The auditors' representative will have the opportunity to make a statement, if the auditors desire to do so, and will be available to respond to appropriate questions from stockholders.

         Assuming a quorum is present, a vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required for the ratification of the selection of Deloitte & Touche, LLP. Abstentions and broker non-votes are not counted as votes cast.

         Our board of directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche, LLP as our independent auditors.

INFORMATION ON PRIOR AUDITORS

         Prior to the April 2000 merger of former eB2B with and into DynamicWeb, DynamicWeb's independent accountants were Richard A. Eisner & Company, LLP. Effective June 30, 2000, we terminated our engagement with Richard Eisner.

         The reports of Richard Eisner on DynamicWeb's financial statements for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles, except for their report, dated November 19, 1999 and related to the financial statements of DynamicWeb for the years ended September 30, 1999 and 1998, which contains an explanatory paragraph regarding substantial doubt that exists in relation to DynamicWeb's ability to continue as a going concern. This explanatory paragraph was unrelated to our decision to terminate our engagement with Richard Eisner. The decision to change independent accountants was recommended and approved by our board of directors.

         During the two most recent fiscal years and through June 30, 2000, there were no disagreements with Richard Eisner, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Richard Eisner, would have caused it to make reference to the subject matter of the disagreement in their reports on the financial statements for such periods within the meaning of
Item 304(a)(1)(iv) of Regulation S-B.

         On July 12, 2000, we engaged Deloitte & Touche LLP as our new independent accountants to audit our financial statements as of and for the year ending December 31, 2000. We have not consulted with Deloitte & Touche during the past two years concerning the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. Neither written nor oral advice was provided by Deloitte & Touche that was an important factor considered by us in reaching a decision as to any accounting, auditing or reporting issue. The decision to engage Deloitte & Touche was approved by our board of directors.

AUDIT FEES

         We paid or accrued approximately $135,000 for professional services rendered by Deloitte & Touche, LLP in connection with their audit of our annual consolidated financial statements for fiscal 2000 and with their quarterly reviews of our condensed, consolidated financial statements included in our Forms 10-QSB for that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no professional services rendered by Deloitte & Touche, LLP to us in fiscal 2000 relating to financial information systems design and implementation.

ALL OTHER FEES

         We paid or accrued approximately $325,000 for all other services rendered by Deloitte & Touche, LLP during fiscal 2000. See "Audit Committee Report" in this proxy statement for disclosure relating to our audit committee's consideration of the independence of Deloitte & Touche, LLP.

                          ANNUAL AND QUARTERLY REPORTS

         We have enclosed our annual report on Form 10-KSB for the year ended December 31, 2000, as well as our Form 10-QSB for the quarter ended March 31, 2001, which we filed with the SEC. Stockholders are referred to these documents for financial and other information about us.


                            MISCELLANEOUS INFORMATION

OTHER BUSINESS

         As of the date of this proxy statement, our board of directors does not know of any business other than specified above to come before the annual meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

COST OF SOLICITING PROXIES

         We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our common stock held of record by such persons, and we may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

STOCKHOLDER PROPOSALS

         Any of our stockholders who desires to present a proposal for consideration at next year's annual meeting of stockholders must deliver the proposal to our company's principal executive offices no later than April ___, 2002, unless our company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action may be included in our proxy statement. Written requests for inclusion should be addressed to Corporate Secretary, eB2B Commerce, Inc., 757 Third Avenue, New York, New York 10017. The submission of a stockholder proposal does not guarantee that it will be included in such proxy statement.

         Any proposal submitted by a stockholder outside the processes of Rule 14a-8 under the Securities Exchange Act for presentation at our next annual meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 if received by us after _________________, 2002.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which we have filed with the SEC, are incorporated herein by reference:

- Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

-   Our quarterly report on Form 10-QSB for the quarter ended June 30, 2001.

    Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.


                                        By Order of the Board of Directors


                                        PETER J. FIORILLO, SECRETARY

August __, 2001

                                                                      APPENDIX A
                                     CHARTER

                                     OF THE

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       OF

                               eB2B COMMERCE, INC.


         This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of eB2B Commerce, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

I.       ROLE AND INDEPENDENCE: ORGANIZATION

         The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, a majority of whom shall be "independent" directors, and free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

         One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaisons with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner.

         The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

II.      RESPONSIBILITIES

         Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

- Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

- Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

- Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number
         1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

- Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB.

- Issuing annually a report to be included in the Company's proxy statement if and as required by the rules of the Securities and Exchange Commission.

- Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

- Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10- QSB prior to its filing, (2) the earnings announcement prior to its release (if applicable), and
         (3) the results of the review of such information by the independent auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

-        Overseeing internal audit activities.

- Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

- Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

         The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                                                 APPENDIX B


                          PROPOSED REVERSE STOCK SPLIT


     IF  PROPOSAL  NO. 3 IS  APPROVED,  THE  FOLLOWING  WILL BE  INCLUDED
IN AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY, TO ADD TO THE END OF ARTICLE FIFTH THEREOF:


             "All the shares of Common Stock, par value $.0001 per share, of the Corporation issued and outstanding as of the date of filing of this Certificate of Amendment of the Certificate of Incorporation are hereby subject to a reverse stock split, whereby every [5 to 15] shares of issued and outstanding shares of Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding Preferred Stock, options, warrants and convertible securities of every kind, including all options under the Corporation's 2000 Stock Option Plan) shall equal one share of Common Stock following the filing of this Certificate of Amendment. No script or fractional shares will be issued by reason of this amendment, but, in lieu thereof, one whole share will be issued to those shareholders who would otherwise be entitled to receive fractional shares."

                               eB2B COMMERCE, INC.

         The undersigned hereby appoints Peter J. Fiorillo and Richard S. Cohan, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the stock of the undersigned in eB2B COMMERCE, INC., a New Jersey corporation (the "Company"), at the Company's Annual Meeting of Stockholders scheduled to be held on September __, 2001 and any adjournments or postponements thereof.


         The Board of Directors recommends a vote FOR the following proposals.

1.       a.       To be completed by ALL securityholders:

         Election of the following nominees as directors, as set forth in the Company's proxy statement:

         Peter J. Fiorillo                  Harold S. Blue
         Michael S. Falk                    Bruce J. Haber
         Stephen J. Warner                  Mark Reichenbaum

         [ ]   FOR the listed nominees
         [ ]   WITHHOLD authority to vote for all nominees
         [ ]   Withhold authority to vote for the following individual nominees:
               -----------------------------------------------------------------
                                     [Print Name]

         b.       To be completed ONLY by Series B preferred stockholders:

         Election of the following nominee as director, as set forth in the Company's proxy statement:

         Timothy P. Flynn

         [ ]   FOR the listed nominee
         [ ]   WITHHOLD authority to vote for nominee

2. To approve the terms and provisions of the Company's private placement financing of securities completed in May 2001:

                  [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

3. To consider and act upon a proposal to grant our board of directors authority to amend our certificate of incorporation to effect a reverse stock split of our common stock, in the proportions determined by the board of directors in the following ratios:

         You may vote for, against or abstain from voting or any one or more of the following. The Board will select one and only one of the approved ratios:


              a.     to authorize a one-for-five (1:5) reverse stock split:


                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


              b.     to authorize a one-for-seven (1:7) reverse stock split:


                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


              c.     to authorize a one-for-ten (1:10) reverse stock split:


                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


              d.     to authorize a one-for-twelve (1:12) reverse stock split:


                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


              e.     to authorize a one-for-fifteen (1:15) reverse stock split:


                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                  (continued and to be signed on reverse side)

                          [Reverse side of proxy card]

4. To ratify the selection of Deloitte & Touche, LLP as independent auditors of the Company for the 2001 fiscal year:

                           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

5. Upon such other business as may properly come before the meeting or any adjournment thereof.






THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4, AS SET FORTH ABOVE. RECEIPT OF THE COMPANY'S PROXY STATEMENT, DATED AUGUST ___, 2001, IS HEREBY ACKNOWLEDGED.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



                   [L.S.]                 [L.S.]   Dated:              , 2001
-----------------        -----------------               --------------


(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)